Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Strong First Quarter Results on 23% Service
Revenue Growth and Solid Gross Margin Expansion

●	Consolidated revenue of $54.7 million up 14.4% from prior year; consolidated gross margin expanded 100 basis points to 29.3%

●	Service segment revenue grew 22.9% and gross margin increased to 32.0%; organic revenue grew 8.6%

●	Adjusted EBITDA of $7.3 million up 19.6% from prior year; diluted earnings per share of $0.40 and adjusted diluted earnings per share of $0.54

●	Enhanced leadership structure announced to support growth strategy; Mark Doheny appointed Chief Operating Officer and Tom Barbato appointed Chief Financial Officer

ROCHESTER, NY, August 1, 2022 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration services, enterprise asset management services, and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its first quarter ended June 25, 2022 (the “first quarter”) of fiscal year 2023, which ends March 25, 2023 (“fiscal 2023”). Results include the previously reported acquisitions of Upstate Metrology Inc. (“Upstate Metrology”) effective April 29, 2021, Cal OpEx Limited (d/b/a NEXA Enterprise Asset Management) (“NEXA”) effective August 31, 2021, Tangent Labs, LLC (“Tangent”) effective December 31, 2021 and Charlton Jeffmont Inc., Raitz Inc. and Toolroom Calibration Inc. (d/b/a Alliance Calibration) (“Alliance”) effective May 31, 2022.

“The start to our fiscal year 2023 was strong as we delivered another quarter of well-rounded financial performance.” commented Lee D. Rudow, President and CEO. “Service segment revenue grew 23% as demand in our highly-regulated end markets, including life sciences, remained strong and our recent acquisitions continued to perform at a high level. We reported 9% organic growth, which included several new client-based lab implementations in the quarter. We are pleased with these wins, the first since the onset of COVID-19, and are excited by the level of activity in our new client-based lab pipeline, which is supportive of a return to pre-pandemic client-based lab growth levels. Our gross margin expanded 20 basis points to 32.0%, even with elevated levels of implementation start-up costs, which is typical for new client-based labs.”

“Distribution segment first quarter revenue increased 2.7% as growth rates continued to be negatively impacted by supply chain constraints and extended vendor lead times. Demand remained healthy as our backlog increased to a record $9.0 million, up 17% from the end of fiscal 2022. Gross margin of 25.0% expanded 140 basis points from prior year, largely driven by continued strength in our Rentals business

Transcat Reports Strong First Quarter Results on 23% Service Revenue Growth and Solid Gross Margin Expansion
August 1, 2022

and a favorable sales mix. Overall, strong performance from both operating segments drove first quarter adjusted EBITDA of $7.3 million, an increase of 20% from prior year.”

Mr. Rudow added, “We continue to successfully execute our acquisition strategy, which is centered around expanding into attractive geographies and markets, increasing our capabilities and leveraging our existing infrastructure. As previously announced, we acquired Cincinnati-based Alliance Calibration at the end of May, and the integration is off to a solid start. Alliance has capabilities that complement the existing service offerings found at our Dayton, OH lab and we expect to leverage the resources at both locations to increase our presence in this attractive region. Additionally, the recent Tangent and NEXA acquisitions have exceeded expectations to date and are creating synergy opportunities by working with the larger Transcat sales organization and having access to our customer base and overall service offering.”

First Quarter Fiscal 2023 Review
(Results are compared with the first quarter of the fiscal year ended March 26, 2022 (“fiscal 2022”))

($ in thousands)			Change
	FY23 Q1	FY22 Q1	$'s	%
Service Revenue	$33,876	$27,557	$6,319	22.9%
Distribution Sales	20,785	20,233	552	2.7%
Revenue	$54,661	$47,790	$6,871	14.4%

Gross Profit	$16,038	$13,520	$2,518	18.6%
Gross Margin	29.3%	28.3%

Operating Income	$3,604	$3,689	$(85)	(2.3%)
Operating Margin	6.6%	7.7%

Net Income	$3,072	$3,688	$(616)	(16.7%)
Net Margin	5.6%	7.7%

Adjusted EBITDA*	$7,307	$6,110	$1,197	19.6%
Adjusted EBITDA* Margin	13.4%	12.8%

Diluted EPS	$0.40	$0.49	$(0.09)	(18.4%)

Adjusted Diluted EPS*	$0.54	$0.55	$(0.01)	(1.8%)

*See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 10 and 11 for the reconciliation tables.

Consolidated revenue increased 14.4% to $54.7 million. Consolidated gross profit was $16.0 million, an increase of $2.5 million, or 18.6%, while gross margin expanded 100 basis points due to improvements in both operating segments. Operating expenses increased $2.6 million, or 26.5%, driven by incremental expenses from acquired businesses (including stock expense), increased intangibles amortization expense, and investments in technology and our employee base to support future growth. Adjusted EBITDA was $7.3 million which represented an increase of $1.2 million or 19.6%. Net income per diluted share decreased to $0.40 from $0.49 and adjusted diluted earnings per share was $0.54 versus $0.55 last year. The effective tax rate was 10.9% compared to (5.6%) in the prior year, which benefited significantly from share-based payments and stock option activity. The increase in the tax rate had an unfavorable impact of $0.08 per diluted earnings per share and adjusted diluted earnings per share when compared to the prior year.

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Transcat Reports Strong First Quarter Results on 23% Service Revenue Growth and Solid Gross Margin
Expansion August 1, 2022

Service segment revenue growth remained strong in the first quarter

Represents accredited calibration services, analytical pipette calibration services and NEXA enterprise asset management’s five service tracks (62% of total revenue for the first quarter of fiscal 2023).

($ in thousand)			Change
	FY23 Q1	FY22 Q1	$'s	%
Service Segment Revenue	$33,876	$27,557	$6,319	22.9%
Gross Profit	$10,835	$8,752	$2,083	23.8%
Gross Margin	32.0%	31.8%

Operating Income	$2,532	$2,974	$(442)	(14.9%)
Operating Margin	7.5%	10.8%

Adjusted EBITDA*	$5,473	$4,721	$752	15.9%
Adjusted EBITDA* Margin	16.2%	17.1%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Service segment revenue increased 22.9% to $33.9 million and included $3.9 million of incremental revenue from acquisitions. Organic revenue growth was 8.6% and was driven by strong end market demand and continued market share gains. The segment gross margin increased 20 basis points from prior year primarily due to operating leverage on fixed costs and contributions from accretive acquisitions, offset by increased start-up costs from new client-based lab implementations.

Distribution segment reports solid gross margin improvement in first quarter

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (38% of total revenue for the first quarter of fiscal 2023).

($ in thousands)			Change
	FY23 Q1	FY22 Q1	$'s	%
Distribution Segment Sales	$20,785	$20,233	$552	2.7%
Gross Profit	$5,203	$4,768	$435	9.1%
Gross Margin	25.0%	23.6%

Operating Income (Loss)	$1,072	$715	$357	49.9%
Operating Margin	5.2%	3.5%

Adjusted EBITDA*	$1,834	$1,389	$445	32.0%
Adjusted EBITDA* Margin	8.8%	6.9%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Distribution sales increased 2.7% on improved end market demand and strength in our Rentals business. Distribution segment gross margin was 25.0%, an increase of 140 basis points due to a favorable sales mix driven by strength in the Rentals business.

Balance Sheet and Cash Flow Overview

At June 25, 2022, the Company had $36.3 million available for borrowing under its secured revolving credit facility. Total debt of $51.8 million was up $3.3 million from fiscal 2022 year-end due to the acquisition of Alliance in the first quarter. The Company’s leverage ratio, as defined in the credit agreement, was 1.83 at June 25, 2022, compared with 1.74 at March 26, 2022.

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Transcat Reports Strong First Quarter Results on 23% Service Revenue Growth and Solid Gross Margin Expansion
August 1, 2022

Outlook

Mr. Rudow added, “As we head into a more uncertain economic environment, we are pleased with the strong demand levels we experienced in our fiscal first quarter. We continue to demonstrate our ability to drive growth through various economic cycles as can be seen over the past 10 years, and we are confident that will continue. The business continues to benefit from a predominantly life science-oriented market, driven by regulation and recurring revenue streams. In the year ahead, we expect organic Service revenue growth in the high-single digit range and gross margin improvement to continue.”

Transcat expects its income tax rate to range between 22% and 24% in fiscal 2023. This estimate includes Federal, various state, Canadian and Irish income taxes and reflects the discrete tax accounting associated with share-based payment awards.

Enhanced Organizational Structure and Leadership Changes

“We are also excited to announce the appointment of Mark Doheny to the newly created role of Chief Operating Officer and the appointment of Tom Barbato as Chief Financial Officer, effective immediately.” commented Lee Rudow, President and Chief Executive Officer. “We announce these leadership changes and enhanced organizational structure at a time of significant opportunity for Transcat. We have experienced accelerated growth in recent years, surpassing $200 million in revenue in fiscal 2022, and we believe this is only the beginning. This is the perfect time to bring Mark into the COO role to oversee all of our day-to-day operations as it allows me to focus more time and energy on strategic priorities such as talent development, customer engagement and leveraging the capabilities of recently acquired growth platforms, such as NEXA enterprise asset management and pipettes. His appointment also provides me with additional bandwidth to execute our M&A strategy, which includes further expansion into attractive geographies and adjacencies that will increase our addressable market.

Mark is a talented executive with large company experience who has demonstrated outstanding financial and operational leadership since joining Transcat approximately two years ago. In his new role, Mark will drive key initiatives around automation and process improvement across our network of labs. Additionally, he will have responsibility for our Distribution business as well as our technology function company wide.”

Mr. Rudow added, “We are also thrilled to announce Tom Barbato as our new Chief Financial Officer. Tom is a seasoned and talented executive with previous experience as a CFO at a similar-sized publicly traded company. Tom joined Transcat in January 2022 as Senior Vice President of Finance and has already made positive contributions and raised the level of our financial and operational analysis.”

Mr. Barbato, age 52, was most recently the CFO at IEC Electronics, a publicly traded Electronics Manufacturing Services company that was acquired by Creation Technologies in October of 2021. Prior to IEC Electronics, Tom had a successful 21-year career at Xerox Corporation, where he held a variety of high-level finance and operational positions. Before joining Xerox, Mr. Barbato served as Senior Auditor at Deloitte & Touche in Rochester, New York. He holds a B.S. degree in Accounting from St. John Fisher College.

Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, August 2, 2022 at 11:00 a.m. ET. Management will review the financial and operating results for the first quarter, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The

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Transcat Reports Strong First Quarter Results on 23% Service Revenue Growth and Solid Gross Margin Expansion
August 1, 2022

review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Tuesday, August 9, 2022. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13731736, or access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, acquisition related transaction expenses, non-cash loss on sale of building and restructuring expense), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See page 10 for the Adjusted EBITDA Reconciliation table.

In addition to reporting Diluted Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, acquisition amortization of backlog and restructuring expense), which is a non-GAAP measure. Our management believes Adjusted Diluted Earnings Per Share is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Diluted Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See page 11 for the Adjusted Diluted EPS Reconciliation table

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and

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Transcat Reports Strong First Quarter Results on 23% Service Revenue Growth and Solid Gross Margin Expansion
August 1, 2022

pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 24 Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. In addition, Transcat operates calibration labs in 21 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, enterprise asset management, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans,” “aims” and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the Company’s response to the coronavirus (“COVID-19”) pandemic, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information contact:

Audrey VanZummeren
Phone: (585) 866-1969
Email: audrey.vanzummeren@transcat.com

FINANCIAL TABLES FOLLOW.

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Transcat Reports Strong First Quarter Results on 23% Service Revenue Growth and Solid Gross Margin Expansion
August 1, 2022

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)
	First Quarter Ended
	June 25, 2022	June 26, 2021
Service Revenue	$33,876	$27,557
Distribution Sales	20,785	20,233
Total Revenue	54,661	47,790

Cost of Service Revenue	23,041	18,805
Cost of Distribution Sales	15,582	15,465
Total Cost of Revenue	38,623	34,270

Gross Profit	16,038	13,520

Selling, Marketing and Warehouse Expenses	5,820	4,997
General and Administrative Expenses	6,614	4,834
Total Operating Expenses	12,434	9,831

Operating Income	3,604	3,689

Interest and Other Expense, net	156	195

Income Before Income Taxes	3,448	3,494
Provision for (Benefit from) Income Taxes	376	(194)

Net Income	$3,072	$3,688

Basic Earnings Per Share	$0.41	$0.49
Average Shares Outstanding	7,535	7,464

Diluted Earnings Per Share	$0.40	$0.49
Average Shares Outstanding	7,629	7,593

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Transcat Reports Strong First Quarter Results on 23% Service Revenue Growth and Solid Gross Margin Expansion
August 1, 2022

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	June 25, 2022	March 26, 2022
ASSETS
Current Assets:
Cash	$443	$1,396
Accounts Receivable, less allowance for doubtful accounts of $482
and $460 as of June 25, 2022, and March 26, 2022, respectively	38,031	39,737
Other Receivables	533	558
Inventory, net	14,936	12,712
Prepaid Expenses and Other Current Assets	4,853	5,301
Total Current Assets	58,796	59,704
Property and Equipment, net	27,186	26,439
Goodwill	66,645	65,074
Intangible Assets, net	16,036	14,692
Right To Use Asset, net	12,546	11,026
Other Assets	830	827
Total Assets	$182,039	$177,762

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$12,967	$14,171
Accrued Compensation and Other Liabilities	8,584	11,378
Current Portion of Long-Term Debt	2,183	2,161
Total Current Liabilities	23,734	27,710
Long-Term Debt	49,595	46,291
Deferred Tax Liabilities	6,701	6,724
Lease Liabilities	10,807	9,194
Other Liabilities	1,650	1,667
Total Liabilities	92,487	91,586

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized:
7,546,577 and 7,529,078 shares issued and outstanding
as of June 25, 2022, and March 26, 2022, respectively	3,773	3,765
Capital in Excess of Par Value	24,919	23,900
Accumulated Other Comprehensive Loss	(686)	(233)
Retained Earnings	61,546	58,744
Total Shareholders' Equity	89,552	86,176
Total Liabilities and Shareholders' Equity	$182,039	$177,762

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Transcat Reports Strong First Quarter Results on 23% Service Revenue Growth and Solid Gross Margin Expansion
August 1, 2022

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	First Quarter Ended
	June 25, 2022	June 26, 2021

Cash Flows from Operating Activities:
Net Income	$3,072	$3,688
Adjustments to Reconcile Net Income to Net Cash Provided
by Operating Activities:
Net Loss on Sale of Property and Equipment	10	50
Deferred Income Taxes	(23)	22
Depreciation and Amortization	2,641	1,990
Provision for Accounts Receivable and Inventory Reserves	88	290
Stock-Based Compensation	828	437
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	1,578	805
Inventory	(2,118)	33
Prepaid Expenses and Other Assets	432	(918)
Accounts Payable	(1,218)	(1,073)
Accrued Compensation and Other Liabilities	(3,247)	(2,880)
Income Taxes Payable	-	(389)
Net Cash Provided by Operating Activities	2,043	2,055

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(2,399)	(1,203)
Proceeds from Sale of Property and Equipment	10	-
Business Acquisitions, net of cash acquired	(4,040)	(931)
Net Cash Used in Investing Activities	(6,429)	(2,134)

Cash Flows from Financing Activities:
Proceeds from Revolving Credit Facility, net	3,816	3,243
Repayments of Term Loan	(490)	(608)
Issuance of Common Stock	221	699
Repurchase of Common Stock	(437)	(3,377)
Net Cash Provided by (Used in) Financing Activities	3,110	(43)

Effect of Exchange Rate Changes on Cash	323	(184)

Net Decrease in Cash	(953)	(306)
Cash at Beginning of Period	1,396	560
Cash at End of Period	$443	$254

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Transcat Reports Strong First Quarter Results on 23% Service Revenue Growth and Solid Gross Margin Expansion
August 1, 2022

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2023
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,072				$3,072
+ Interest Expense	360				360
+ Other Expense / (Income)	(204)				(204)
+ Tax Provision	376				376
Operating Income	$3,604				$3,604
+ Depreciation & Amortization	2,641				2,641
+ Transaction Expense	30				30
+ Other (Expense) / Income	204				204
+ Noncash Stock Compensation	828				828
Adjusted EBITDA	$7,307				$7,307

Segment Breakdown

Service Operating Income	$2,532				$2,532
+ Depreciation & Amortization	2,139				2,139
+ Transaction Expense	30				30
+ Other (Expense) / Income	134				134
+ Noncash Stock Compensation	638				638
Service Adjusted EBITDA	$5,473				$5,473

Distribution Operating Income	$1,072				$1,072
+ Depreciation & Amortization	502				502
+ Other (Expense) / Income	70				70
+ Noncash Stock Compensation	190				190
Distribution Adjusted EBITDA	$1,834				$1,834

	Fiscal 2022
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,688	$3,015	$1,629	$3,048	$11,380
+ Interest Expense	189	169	194	258	810
+ Other Expense / (Income)	6	81	(58)	114	143
+ Tax Provision	(194)	313	596	1,095	1,810
Operating Income	$3,689	$3,578	$2,361	$4,515	$14,143
+ Depreciation & Amortization	1,990	2,141	2,368	2,578	9,077
+ Transaction Expense	-	821	55	26	902
+ Other (Expense) / Income	(6)	(81)	58	(114)	(143)
+ Noncash Stock Compensation	437	620	624	647	2,328
Adjusted EBITDA	$6,110	$7,079	$5,466	$7,652	$26,307

Segment Breakdown

Service Operating Income	$2,974	$2,647	$1,661	$3,532	$10,814
+ Depreciation & Amortization	1,488	1,634	1,861	2,070	7,053
+ Transaction Expense	-	821	55	26	902
+ Other (Expense) / Income	(2)	(56)	36	(82)	(104)
+ Noncash Stock Compensation	261	414	475	482	1,632
Service Adjusted EBITDA	$4,721	$5,460	$4,088	$6,028	$20,297

Distribution Operating Income	$715	$931	$700	$983	$3,329
+ Depreciation & Amortization	502	507	507	508	2,024
+ Other (Expense) / Income	(4)	(25)	22	(32)	(39)
+ Noncash Stock Compensation	176	206	149	165	696
Distribution Adjusted EBITDA	$1,389	$1,619	$1,378	$1,624	$6,010

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Transcat Reports Strong First Quarter Results on 23% Service Revenue Growth and Solid Gross Margin Expansion
August 1, 2022

TRANSCAT, INC.
Adjusted EPS Reconciliation Table
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Fiscal 2023
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,072				$3,072
+ Amortization of Intangible Assets	1,084				1,084
+ Acquisition Amortization of Backlog	-				-
+ Acquisition Deal Costs	299				299
+ Income Tax Effect at 25%	(346)				(346)
Adjusted Net Income	$4,109				$4,109

Average Diluted Shares Outstanding	7,629				7,629

Diluted Earnings Per Share	$0.40				$0.40

Adjusted Diluted Earnings Per Share	$0.54				$0.54

	Fiscal 2022
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,688	$3,015	$1,629	$3,048	$11,380
+ Amortization of Intangible Assets	620	729	947	1,098	3,394
+ Acquisition Amortization of Backlog	-	100	300	90	490
+ Acquisition Deal Costs	-	900	293	265	1,458
+ Income Tax Effect at 25%	(155)	(432)	(385)	(363)	(1,335)
Adjusted Net Income	$4,153	$4,312	$2,784	$4,138	$15,387

Average Diluted Shares Outstanding	7,593	7,595	7,653	7,636	7,589

Diluted Earnings Per Share	$0.49	$0.40	$0.21	$0.40	$1.50

Adjusted Diluted Earnings Per Share	$0.55	$0.57	$0.36	$0.54	$2.03

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Transcat Reports Strong First Quarter Results on 23% Service Revenue Growth and Solid Gross Margin Expansion
August 1, 2022

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2023 Q1	FY 2022 Q1	$'s	%
Service Revenue	$33,876	$27,557	$6,319	22.9%
Cost of Revenue	23,041	18,805	4,236	22.5%
Gross Profit	$10,835	$8,752	$2,083	23.8%
Gross Margin	32.0%	31.8%

Selling, Marketing & Warehouse Expenses	$3,583	$2,715	$868	32.0%
General and Administrative Expenses	4,720	3,063	1,657	54.1%
Operating Income	$2,532	$2,974	$(442)	(14.9%)
% of Revenue	7.5%	10.8%

			Change
DISTRIBUTION	FY 2023 Q1	FY 2022 Q1	$'s	%
Distribution Sales	$20,785	$20,233	$552	2.7%
Cost of Sales	15,582	15,465	117	0.8%
Gross Profit	$5,203	$4,768	$435	9.1%
Gross Margin	25.0%	23.6%

Selling, Marketing & Warehouse Expenses	$2,237	$2,282	$(45)	(2.0%)
General and Administrative Expenses	1,894	1,771	123	6.9%
Operating Income	$1,072	$715	$357	49.9%
% of Sales	5.2%	3.5%

			Change
TOTAL	FY 2023 Q1	FY 2022 Q1	$'s	%
Total Revenue	$54,661	$47,790	$6,871	14.4%
Total Cost of Revenue	38,623	34,270	4,353	12.7%
Gross Profit	$16,038	$13,520	$2,518	18.6%
Gross Margin	29.3%	28.3%

Selling, Marketing & Warehouse Expenses	$5,820	$4,997	$823	16.5%
General and Administrative Expenses	6,614	4,834	1,780	36.8%
Operating Income	$3,604	$3,689	$(85)	(2.3%)
% of Revenue	6.6%	7.7%